Exhibit 99.1

Allied Nevada Files Technical Report for Hasbrouck Property

Conference Call to be Held on Thursday, April 12, 2012 at 1:00 pm ET (10:00 am PT)

April 11, 2012 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-Amex: ANV) today announced that it has filed a technical report (the “Report”), entitled “ Technical Report, Allied Nevada Gold Corp.,Hasbrouck Property, Tonopah, Nevada, USA” and dated April 11, 2012. The technical report has been prepared pursuant to Canadian Securities Administrators’ National Instrument 43-101, and may be found at www.alliednevada.com (Properties / Hasbrouck Property / Technical Reports) or under the Company’s profile at www.sedar.com.

The Report supports the disclosure contained in the Company’s news release issued on February 27, 2012, announcing the results of a preliminary economic assessment (“PEA”) for the Hasbrouck Project. As previously announced, the PEA indicates that the proposed development of a heap leach operation to process both Hasbrouck and the nearby Three Hills mineral resources is expected to be economically robust with low execution risk.

The PEA was developed by Allied Nevada technical staff with contributions from a number of specialist consultants. All dollar amounts are in U.S. currency. Economics are estimated using metal selling prices of $1,000 per ounce for gold and $18 per ounce for silver. The inferred resource was estimated using a gold price of $800 per ounce and a silver price of $14 per ounce.

HIGHLIGHTS OF THE PRELIMINARY ECONOMIC ASSESSMENT

•	Inferred mineral resources of 1.2 million ounces of contained gold and 29.3 million ounces of contained silver (128.6 million tons grading 0.009 opt Au and 0.228 opt Ag)

•	Net Present Value (“NPV”) of $98.7 million, after tax and royalties, at a 6% discount rate

•	Internal rate of return (“IRR”) of 60%, after taxes and royalties, and 18-month payback

•	Average annual production of 135,000 ounces of gold and 540,000 ounces of silver at an average annual adjusted cash cost[1] of $555 per ounce for a five year mine life

•	Initial capital cost of $78.1 million (life-of-mine capital cost of $90 million) for a conventional run-of-mine and crushed heap leach facility

•	Production plan assumes mining and processing the nearby Three Hills mineralization ahead of Hasbrouck mineralization

•	Potential to extend mine life as the Hasbrouck deposit remains open and the Company intends to explore other regional opportunities

Hasbrouck would be mined and processed as a conventional open pit, heap leach operation. Mining equipment that is currently being replaced at Hycroft by a larger fleet is planned to be overhauled and transitioned to Hasbrouck including the semi-mobile crushers.

The capital cost estimate assumes refurbishing costs for the smaller mobile equipment that will be transitioned from Hycroft to Hasbrouck, as well as engineered estimates, direct quotations, when available, and industry guidelines. Operating costs were developed using industry standard estimates and current labor and commodity pricing in effect at Hycroft at the time of the PEA. The PEA is preliminary in

[1]

Allied Nevada uses the non-GAAP financial measures “adjusted cash cost” and “average annual adjusted cash cost” in this document. Please see the section titled “Non-GAAP Measures” for further information regarding these measures.

nature and includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. There is no certainty that the PEA will be realized.

The financial model was sensitized to various metals prices and the results are shown below:

Metal Prices		NPV @ 0%	NPV @ 6%	After Tax IRR	Average Adjusted Cash Cost/oz1
Au	Ag	$ Million	$ Millions	%	$/ounce
$800	$14	$49.9	$29.1	28%	$550
$1,000	$18	$147.1	$98.7	60%	$555
$1,200	$21	$238.1	$164.8	104%	$560
$1,400	$25	$330.2	$230.3	138%	$565

1.	Adjusted cash costs assume revenue from silver sales as a byproduct credit.

Base line environmental studies have begun at Hasbrouck to initialize the permitting program. It is anticipated that the mine could receive permits to begin construction in the second half of 2014. For the purposes of the PEA, it is assumed that permits to begin construction could be received in the second half of 2013 and, subject to completing a positive feasibility and a decision by the Board to begin production, operations could begin in 2015.

Conference Call Details

As previously announced, management will hold a conference call on Thursday, April 12, 2012 at 1:00 pm ET (10:00 am PT) to discuss the results from the Hycroft and Hasbrouck Technical Reports.

To access the call, please dial:

Canada & US toll-free – 1-866-250-4877

Outside of Canada & US – 1-416-644-3417

Replay (available until April 26, 2012):

Access code: 4531673#

Canada & US toll-free – 1-877-289-8525

Outside of Canada & US – 1-416-640-1917

An audio recording of the call will be archived on our website at www.alliednevada.com.

For further information on Allied Nevada, please contact:

Scott Caldwell President & CEO (775) 358-4455	Tracey Thom Vice President, Investor Relations (775) 789-0119

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, the U.S. Securities Exchange Act of 1934, as amended, (and the equivalent under Canadian securities laws and the Private Securities Litigation Reform Act of 1995), that are intended to be covered by the safe harbor created by such sections. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “assume” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. Such forward-looking statements include, without limitation, statements regarding the results and indications of the potential for confirming, upgrading and expanding gold and silver mineralized material at Hasbrouck; the receipt of permits to construct Hasbrouck; economic viability of the Hasbrouck project; resource estimates and the timing of the release of updated estimates; estimates of gold and silver

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grades; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings). The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Cautionary Note to U.S. Investors Regarding Estimates of Inferred Mineral Resources

This press release uses the terms “inferred” “mineral resources.” We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the SEC does not recognize them. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimates of “inferred mineral resources” may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute “reserves” as in-place tonnage and grade without reference to unit measures. The terms “contained gold ounces” and “contained silver ounces” used in this press release are not permitted under the rules of the SEC. U.S. investors are cautioned not to assume that any part or all of a measured, indicated or inferred resource exists or is economically or legally mineable.

Mr. Scott E. Wilson, AIPG Certified Professional Geologist #10965, is Allied Nevada’s Independent Qualified Person as defined under National Instrument 43-101. He has supervised the preparation of the technical information that forms the basis for the technical information contained in this news release, and has reviewed and approved the contents of this news release. Allied Nevada will file on www.sedar.com a National Instrument 43-101 compliant technical report within the time required by National Instrument 43-101 guidelines encompassing the mineral resource discussed herein, which will include further details with respect to the preliminary economic assessment, including risks and uncertainties associated therewith.

Non-GAAP Measures

Adjusted cash cost is a non-GAAP measure, calculated on a per ounce of gold sold basis, and includes all normal direct and indirect operating cash costs related directly to the physical activities of producing gold, including mining, processing, third party refining expenses, on-site administrative and support costs, royalties, and mining production taxes, net of by-product revenue earned from silver sales. Adjusted cash cost provides management and investors with a measure to assess the Company’s performance against other precious metals companies and performance of the mining operations over multiple periods.

Non-GAAP measures do not have any standardized meaning prescribed by GAAP and, therefore, may not be comparable to similar measures presented by other companies. Accordingly, the above measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. For further information, see our audited financial statements filed with our annual report on Form 10-K.

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